As filed with the Securities and Exchange Commission on February 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vir Biotechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-2730369
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1800 Owens Street, Suite 900 San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)
2019 Equity Incentive Plan
2019 Employee Stock Purchase Plan
(Full titles of the plans)
Marianne De Backer, M.Sc., Ph.D., MBA
Chief Executive Officer
Vir Biotechnology, Inc.
1800 Owens Street, Suite 900
San Francisco, California 94158
(Name and address of agent for service)
(415) 906-4324
(Telephone number, including area code, of agent for service)
Copies to:
Alexa Belonick
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
550 Allerton Street
Redwood City, California 94063
(650) 321-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE
Vir Biotechnology, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 6,973,747 shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan (the “Incentive Plan”) and an additional 1,394,749 shares of Common Stock under the Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a Registration Statement on Form S-8 relating to the Incentive Plan and the ESPP has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of:

•the Registration Statement on Form S-8, File No. 333-234212, filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2019 by the Registrant relating to the Incentive Plan and the ESPP,
•the Registration Statement on Form S-8, File No. 333-237410, filed with the Commission on March 26, 2020 by the Registrant relating to the Incentive Plan and the ESPP,
•the Registration Statement on Form S-8, File No. 333-253547, filed with the Commission on February 25, 2021 by the Registrant relating to the Incentive Plan and the ESPP,
•the Registration Statement on Form S-8, File No. 333-263088, filed with the Commission on February 28, 2022 by the Registrant relating to the Incentive Plan and the ESPP,
•the Registration Statement on Form S-8, File No. 333-270108, filed with the Commission on February 28, 2023 by the Registrant relating to the Incentive Plan and the ESPP,
•the Registration Statement on Form S-8, File No. 333-277358, filed with the Commission on February 26, 2024 by the Registrant relating to the Incentive Plan and the ESPP, and
•the Registration Statement on Form S-8, File No. 333-285294, filed with the Commission on February 27, 2025 by the Registrant relating to the Incentive Plan and the ESPP, except in each case with respect to “Item 8. Exhibits” thereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The exhibits to this Registration Statement are listed below:

		Incorporation by Reference

Exhibit Number	Exhibit Description	Form	File Number	Exhibit Reference	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-39083	3.1	10/16/2019

4.2	Amended and Restated Bylaws	8-K	001-39083	3.1	03/08/2023

4.3	Specimen common stock certificate	S-1/A	333-233604	4.1	09/30/2019

4.4	Vir Biotechnology, Inc. 2019 Equity Incentive Plan	S-8	333-234212	4.8	10/15/2019

4.5	Forms of Option Grant Notice and Option Agreement under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan	S-1	333-233604	10.3	09/03/2019

4.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan	10-K	001-39083	10.5	02/25/2021

4.7	Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan	S-8	333-234212	4.11	10/15/2019

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Registrant.					X

23.1*	Consent of Independent Registered Public Accounting Firm.					X

23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Registrant (included in Exhibit 5.1).					X

24.1*	Power of Attorney (included on the signature page to this Registration Statement).					X

107*	Calculation of Filing Fee Tables.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 23, 2026.

Vir Biotechnology, Inc.

By:	/s/ Marianne De Backer
Marianne De Backer, M.Sc., Ph.D., MBA
Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marianne De Backer, M.Sc., Ph.D., MBA, Jason O’Byrne. MBA, and Vanina de Verneuil, J.D., and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marianne De Backer	Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2026
Marianne De Backer, M.Sc., Ph.D., MBA

/s/ Jason O’Byrne	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 23, 2026
Jason O’Byrne, MBA

/s/ Brent Sabatini	Senior Vice President and Chief Accounting Officer	February 23, 2026
Brent Sabatini, CPA, MBA	(Principal Accounting Officer)

/s/ Vicki Sato	Chairman of the Board of Directors	February 23, 2026
Vicki Sato, Ph.D.

/s/ Norbert Bischofberger	Director	February 23, 2026
Norbert Bischofberger, Ph.D.

/s/ Ramy Farid	Director	February 23, 2026
Ramy Farid, Ph.D.

/s/ Jeffrey S. Hatfield	Director	February 23, 2026
Jeffrey S. Hatfield

/s/ Robert More	Director	February 23, 2026
Robert More

/s/ Janet Napolitano	Director	February 23, 2026
Janet Napolitano

/s/ Saira Ramasastry	Director	February 23, 2026
Saira Ramasastry

/s/ Elliott Sigal	Director	February 23, 2026
Elliott Sigal, M.D., Ph.D.